CIENA CORPORATION
2017 OMNIBUS INCENTIVE PLAN
(Effective March 23, 2017)

1	PURPOSE

The purpose of the Ciena Corporation 2017 Omnibus Incentive Plan (the “Plan”) is to promote the long-term financial success of the Company, by (i) enabling the Company and its Affiliates to attract and retain highly qualified officers, directors, key employees and other personnel, and (ii) to motivate and incentivize such persons to provide the highest level of performance on behalf of the Company, by providing an opportunity to acquire or increase an ownership interest in the Company.
The Company previously adopted the Ciena Corporation 2008 Omnibus Incentive Plan (the “2008 Plan”), which provided for the grant of similar Awards. Following the Effective Date of this Plan, the 2008 Plan will no longer be used for future grants of Awards and any shares available remaining thereunder will be included within the Authorized Share Amount in accordance with Section 4.1. All outstanding awards under the 2008 Plan shall continue in full force and effect, subject to their original terms.

2	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1    Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of Options or Stock Appreciation Rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2     “Applicable Law” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any stock exchange on which the Stock is listed or publicly traded.

2.3    “Authorized Share Amount” shall have the meaning set forth in Section 4.1.

2.4    “Award” means a grant of an Option, Stock Appreciation Right, Unrestricted Stock, Restricted Stock, Restricted Stock Unit (including deferred stock units), Performance Stock, Performance Stock Unit, Performance Award or Cash Incentive Award under the Plan.

2.5    “Award Agreement” means an agreement between the Company and a Grantee, in written or electronic form, which evidences and sets out the terms and conditions of an Award.
2.6    “Benefit Arrangement” shall have the meaning set forth in Section 13.

2.7    “Board” means the Board of Directors of the Company.

2.8    “Cash Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 12) over the applicable Performance Period (the Company’s fiscal year, unless otherwise specified by the Committee).

2.9    “Cause” means, as determined by the Committee and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) plea of a felony or conviction of a criminal offense (other than minor traffic offenses); (iii) material violation of the Company’s Code of Business Conduct and Ethics; or (iv) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.10    “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations, and guidance promulgated under such Code Section.

2.11    “Committee” means the Compensation Committee of the Board, or such other committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2 (or, if no Committee has been so designated, the Board).

2.12    “Company” means Ciena Corporation and any successor thereto.

2.13    “Corporate Transaction” means, subject to Section 16.9: (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) (A) the dissolution or liquidation of the Company or (B) a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity and the stockholders of the Company before such transaction do not retain, directly or indirectly, 50% or more of the combined voting power of such surviving entity; (iii) a sale, exchange, or transfer of all or substantially all of the assets of the Company to another person or entity; or (iv) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Company.

The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Corporate Transaction has occurred pursuant to the above definition, the date of the occurrence of such Corporate Transaction, and any incidental matters relating thereto.

2.14    “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.15    “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.16    “Dividend Equivalent Right” means a right entitling a Grantee to receive, or to receive credits for the future payment of, cash, Stock, other Awards, or other property equal in value to dividends declared or paid with respect to a number of shares of Stock specified in an Award.

2.17    “Effective Date” means March 23, 2017, the date the Plan was approved by the Company’s stockholders, with the Plan having been approved by the Board on December 7, 2016.

2.18    “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.19    “Executive Officers” means “executive officers” as defined under Rule 3b-7 of the Exchange Act.

2.20    “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.

2.21    “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons and/or the Grantee have more than 50% of the beneficial interest, a foundation in which any one or more of these persons and/or the Grantee control the management of assets, and any other entity in which one or more of these persons or the Grantee own more than 50% of the voting interests.

2.22    “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee (or the Board, as applicable) approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (iii) such other date as may be specified by the Committee.

2.23    “Grantee” means a person who receives or holds an Award under the Plan.

2.24    “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code.

2.25    “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.26    “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.27    “Option Price” means the exercise price for each share of Stock subject to an Option.

2.28    “Other Agreement” shall have the meaning set forth in Section 13.

2.29    “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.30    “Performance Award” means an Award made subject to the attainment of performance-based conditions over a Performance Period of up to ten years.

2.31    “Performance-Based Award” means Performance Stock, Performance Stock Unit, or Cash Incentive Award that is intended to satisfy the requirements of Section 162(m) of the Code for certain performance-based compensation.

2.32    “Performance-Based Compensation” means Performance-Based Awards paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Section 162(m) of the Code does not constitute performance-based compensation for other purposes, including the purposes of Section 409A of the Code.

2.33    “Performance-Based Conditions” means the goals underlying a Performance-Based Award as described in Section 12 and that are approved by the Company’s stockholders pursuant to this Plan in order to qualify Performance-Based Awards as Performance-Based Compensation.

2.34    “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to a Performance Award.

2.35    “Performance Stock” means an Award of Restricted Stock denominated in shares of Stock, which is subject to payout and/or vesting based on the extent to which the applicable performance goals are achieved during the applicable Performance Period.

2.36    “Performance Stock Unit” means an Award of Restricted Stock denominated in units each representing the equivalent of one share of Stock, which is subject to payout and/or vesting based on the extent to which the applicable performance goals are achieved during the applicable Performance Period.

2.37    “Plan” means this Ciena Corporation 2017 Omnibus Incentive Plan, as it may be amended from time to time.

2.38    “Prior Plans” means the 2008 Omnibus Incentive Plan, Cyan, Inc. 2013 Equity Incentive Plan, Cyan, Inc. 2006 Stock Plan, 2000 Equity Incentive Compensation Plan, and World Wide Packets, Inc. 2000 Stock Incentive Plan.

2.39    “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.40    “Restricted Period” shall have the meaning set forth in Section 9.2.

2.41    “Restricted Stock” means an Award of shares of Stock.

2.42    “Restricted Stock Unit” means an Award of Restricted Stock, denominated in units each representing the equivalent of one share of Stock.

2.43    “SAR Exercise Price” means the per share exercise price of Stock subject to a SAR granted to a Grantee under Section 8.

2.44    “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.45    “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board or the Committee, which determination shall be final, binding and conclusive. If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate.

2.46    “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.47    “Stock” means the common stock, par value $0.01 per share, of the Company, or any security into which shares of Stock may be changed for or for which shares of Stock may be exchanged as provided in Section 15.1.

2.48    “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 8.

2.49    “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.50    “Substitute Awards” means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.51    “Ten Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of voting stock of the Company, its parent, or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.52    “Unrestricted Stock” means an Award pursuant to Section 10.

3	ADMINISTRATION OF THE PLAN

3.1    Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and Applicable Law. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Committee present at a meeting or by unanimous consent of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s certificate of incorporation and by-laws and Applicable Law. The interpretation and construction by the Committee of any provision of the Plan, any Award, or any Award Agreement shall be final, binding and conclusive.
3.2    Committee.

(a)The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and Applicable Law.

(b)Except as provided in Section 3.2(c) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who (i) qualify as “outside directors” within the meaning of Section 162(m) of the Code, (ii) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act, and (iii) comply with the independence requirements of the stock exchange on which the Stock is listed. Awards to Outside Directors and Executive Officers shall be administered only by the Committee and may not be subject to discretion of or determination by the Company’s management.

(c)The Board may also appoint one or more separate Committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not Executive Officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

(d)In the event that the Plan, any Award, or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section 3.2. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding, and conclusive. To the extent permitted by Applicable Law, the Committee may delegate its authority under the Plan to a member of the Board or such other person, and any action undertaken by any such member of the Board or other person in accordance with the Committee’s delegation of authority will have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan, an Award, or an Award Agreement to the Committee will, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such member of the Board or other person.

3.3    Terms of Awards.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:
(a)    designate Grantees,

(b)    determine the type or types of Awards to be made to a Grantee,

(c)    determine the number of shares of Stock to be subject to an Award or to which an Award relates,

(d)    establish the terms and conditions of each Award (including, but not limited to, the Option Price, the SAR Exercise Price, the Purchase Price, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Corporate Transaction (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(e)    prescribe the form of each Award Agreement evidencing an Award,

(f)    except as otherwise provided in Section 3.5, amend, modify, or supplement the terms of any outstanding Award, which authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom; provided that, notwithstanding the foregoing, no amendment, modification, or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award, and

(g)    make Substitute Awards.

3.4    Forfeiture; Recoupment.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. In addition, the Company may terminate and cause the forfeiture of an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct, or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.
Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company (i) to the extent set forth in this Plan or an Award Agreement or (ii) to the extent the Grantee is, or in the future becomes, subject to (A) any Company or Affiliate “clawback” or recoupment policy that is adopted by the Company, including to comply with the requirements of Applicable Law, or (B) any Applicable Law that imposes mandatory recoupment, under circumstances set forth in such Applicable Law.
3.5    No Repricing.

Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement, exchange, or cancellation of Options or SARs for cash or another Award or award type, that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 16 or Section 5.2 and may be made to make changes to achieve compliance with Applicable Law, including Section 409A of the Code.
3.6    Deferral Arrangement.

The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into deferred Stock equivalents and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Section 401(k)(2)(B)(IV) of the Code. Any such deferrals shall be made in a manner that complies with Section 409A of the Code.
3.7    No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement.
3.8    Share Issuance/Book-Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4	STOCK SUBJECT TO THE PLAN

4.1    Number of Shares Reserved for Awards.
Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 15, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to the sum of (a) eight million, nine hundred thousand (8,900,000) shares of Stock, plus (b) the number of shares of Stock available for future awards under the 2008 Plan as of the Effective Date, plus (c) the number of shares of Stock related to awards outstanding under the Prior Plans as of the Effective Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of Stock (collectively, and in the aggregate, the “Authorized Share Amount”), all of which may be granted as Incentive Stock

Options. Stock issued or to be issued under the Plan shall be authorized but unissued shares, or to the extent permitted by Applicable Law, issued shares that have been reacquired by the Company.
4.2    Adjustments in Authorized Shares.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The Authorized Share Amount shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.
4.3    Share Usage.

(a)Shares of Stock covered by an Award shall be counted as used as of the Grant Date. Any shares of Stock that are subject to Awards of Options or SARs will be counted against the Authorized Share Amount as one share for every one share subject to an Award of Options or SARs. With respect to SARs, the number of shares of Stock subject to an award of SARs will be counted against the Authorized Share Amount regardless of the number of shares actually issued to settle the SAR upon exercise. Any shares of Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against the Authorized Share Amount as 1.31 shares for every one share granted. A number of shares of Stock at least equal to the target number of shares issuable under Performance Stock or Performance Stock Units shall be counted against the Authorized Share Amount as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Stock or Performance Stock Units to the extent different from such target number of shares.

(b)If any shares of Stock covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto, or is settled in cash in lieu of shares, then the number of shares of Stock counted against the Authorized Share Amount with respect to such Award shall, to the extent of any such forfeiture, termination, expiration, or settlement, again be available for making Awards under the Plan in the same amount as such shares were counted against the applicable Authorized Share Amount at the time of grant of such Awards, provided that any shares covered by an Award granted under a Prior Plan will again be available for making Awards under the Plan in the same amount as such shares were counted against the limits set forth in the applicable Prior Plan. The number of shares of Stock available for issuance under the Plan shall not be increased by (a) any shares of Stock tendered, withheld, or surrendered in connection with the purchase of shares of Stock upon exercise of an Option as described in Section 11.2, (b) purchased by the Company with proceeds from Option exercises, or (c) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in Section 16.3.

5	TERM AND AMENDMENTS

5.1    Term.

The Plan shall terminate automatically ten years after the Effective Date and may be terminated on any earlier date as provided in Section 5.2 or Section 15.3; provided, however, that Incentive Stock Options may not be granted under the Plan after the tenth anniversary of the date of the Board’s adoption of the Plan.

5.2    Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan; provided that, with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair the rights or obligations under any such Award. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board or required by Applicable Law. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would: (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan.

6	AWARD ELIGIBILITY AND LIMITATIONS

6.1    Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.
6.2    Successive Awards and Substitute Awards.

A Service Provider may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 7.1 and 8.1, the Option Price of an Option or the SAR Exercise Price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Stock on the original date of grant; provided that, the Option Price or SAR Exercise Price is determined in accordance with the principles of Section 424 of the Code.
6.3    Limitation on Cash and Shares of Stock Subject to Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:
(a)    the maximum number of shares of Stock subject to Options or SARs that may be awarded under the Plan to a Grantee other than an Outside Director is 1,000,000 per fiscal year;

(b)    the maximum number of shares of Stock (other than pursuant to an Option or SAR) that may be awarded under the Plan to a Grantee other than an Outside Director is 1,000,000 per fiscal year;

(c)    the maximum amount of compensation that may be awarded to an Outside Director is $500,000 per fiscal year, including the sum of (i) cash compensation paid and (ii) the Fair Market Value of shares of Stock awarded under the Plan; provided, however, that the foregoing limitation shall not apply to the extent than an Outside Director has been or becomes an employee of the Company during the fiscal year; and

(d)    the maximum amount that may be earned by a Grantee as a Performance Award or other Cash Incentive Award in respect of a Performance Period of 12 months or less shall be $5,000,000, and the maximum amount that may be earned by a Grantee as a Performance Award or other Cash Incentive Award in respect of a Performance Period of greater than 12 months shall be $25,000,000.

The Board may make exceptions to the limitation set forth in Section 6.3(c) above for individual Outside Directors in extraordinary circumstances, such as serving on a special transaction or litigation committee of the Board, provided that the Outside Director receiving such additional compensation may not participate in the decision to make such exception and award such additional compensation.
The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 15.
6.4    Award Agreement.

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements under the Plan need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such Options shall be deemed Non-qualified Stock Options. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.

6.5    Minimum Vesting Requirements.

Except as provided in Section 6.6, any Award (other than Substitute Awards) hereunder shall not vest in full before the one (1) year anniversary of the Grant Date. Notwithstanding the preceding, the Committee may provide for the earlier vesting, exercisability, and/or settlement under any such Award (a) in the event of the Grantee’s death or Disability or (b) in connection with a Corporate Transaction.
6.6    Unrestricted Pool.

Notwithstanding any provisions of the Plan to the contrary, Awards may be: (a) granted with vesting terms that do not comply with the requirements of Section 6.5; (b) granted with terms providing for the acceleration of vesting that do not comply with Section 6.5; and/or (c) modified after the Grant Date to include terms providing for the acceleration of vesting that do not comply with Section 6.5; provided that, in no event, shall the aggregate number of shares underlying Awards granted or modified as contemplated in this Section 6.6 exceed 5% of the Authorized Share Amount. The foregoing 5% limit shall be subject to adjustment consistent with the adjustment provisions of Section 15 and the share usage rules of Section 4.3.
6.7    Payment of Dividends.

Notwithstanding any provisions of the Plan to the contrary, dividends declared or paid on shares of Stock underlying any Awards shall not vest or become payable unless and until the shares of Stock to which the dividends apply become vested and nonforfeitable.

7	TERMS AND CONDITIONS OF OPTIONS

7.1    Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of a share of Stock on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.
7.2    Vesting and Exercisability.

Subject to Sections 6.5, 7.3, and 15.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement; provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Law that will vest or be exercisable within a six-month period starting on the Grant Date. For purposes of this Section 7.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.
7.3    Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.
7.4    Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
7.5    Limitations on Exercise of Options.

Notwithstanding any provision of the Plan to the contrary, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 15 which results in termination of the Option.
7.6    Method of Exercise.

Subject to the terms of Section 11 and Section 16.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent on any business day, at the Company’s principal office or the office of such designee or agent, a notice of exercise on the form specified by the Company and in accordance with any other procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the Option.
7.7    Rights of Holders of Options.

A Grantee or other individual holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to the Grantee or other individual. Except as provided in Section 15, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of such issuance.
7.8    Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.8.
7.9    Transferability of Options.

Except as provided in Section 7.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 7.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
7.10    Family Transfers.

If authorized in the applicable Award Agreement or by the Board in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 7.10, a “not for value” transfer is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 7.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 7.10 or by will or the laws of descent and distribution. The provisions of Section 7.4 relating to termination of Service shall continue to be applied with respect to the original

Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 7.4.
7.11    Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.
7.12    Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten days thereof.

8	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

8.1    Right to Payment and SAR Exercise Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of a share of Stock on the date of exercise over (B) the SAR Exercise Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be at least the Fair Market Value of a share of Stock on the Grant Date. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or part of any other Award, or without regard to any Option or other Award; provided that a SAR that is granted in tandem with all or part of an Option will have the same term, and expire at the same time, as the related Option; provided, further, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of a share of Stock on the Grant Date of such SAR.
8.2    Other Terms.

Subject to Section 6.5, the Committee shall determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any other terms and conditions of any SAR; provided that no SARs granted to Grantees who are entitled to overtime under Applicable Law will vest or become exercisable within a six-month period starting on the Grant Date.
8.3    Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the Grant Date of such SAR, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.
8.4    Rights of Holders of SARs.

A Grantee or other individual holding or exercising a SAR shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to the Grantee or other individual. Except as provided in Section 15, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock subject to a SAR for which the record date is prior to the date of such issuance.

8.5    Transferability of SARs.

Except as provided in Section 8.6, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 8.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
8.6    Family Transfers.

If authorized in the applicable Award Agreement or by the Committee in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 8.6, a “not for value” transfer is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.6, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 8.6 or by will or the laws of descent and distribution.

9	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

9.1    Grant of Restricted Stock or Restricted Stock Units.

Awards of Restricted Stock or Restricted Stock Units may be made for consideration or no consideration (other than the par value of the shares of Stock, which will be deemed paid by Services already rendered or to be rendered).
9.2    Restrictions.

Subject to Section 6.5, at the time a grant of Restricted Stock or Restricted Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “Restricted Period”) applicable to such Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. The Committee may in its sole discretion, at the time a grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units as described in Section 12. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.
9.3    Restricted Stock Certificates.

Subject to Section 3.8, the Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with Applicable Law and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

9.4    Rights of Holders of Restricted Stock.

Subject to this Section 9.4, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. The Committee may provide that any dividends declared or paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. Notwithstanding the foregoing, dividends declared or paid on shares of Restricted Stock shall not vest or become payable unless and until the shares of Restricted Stock to which the dividends apply become vested and nonforfeitable. All stock dividend distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the same vesting conditions and restrictions applicable to such underlying shares of Restricted Stock.
9.5    Rights of Holders of Restricted Stock Units.

(a)    Voting and Dividend Rights.

Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive Dividend Equivalent Rights; provided that Dividend Equivalent Rights granted as a component of Restricted Stock Units shall not vest or become payable unless and until the Restricted Stock Units to which the Dividend Equivalent Rights correspond become vested and nonforfeitable.
(b)    Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
9.6    Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends or Dividend Equivalent Rights with respect to shares of Restricted Stock or Restricted Stock Units.
9.7    Purchase of Restricted Stock and Shares Subject to Restricted Stock Units.

The Grantee shall be required, to the extent required by Applicable Law, to purchase the Restricted Stock or shares of Stock subject to vested Restricted Stock Units from the Company at a Purchase Price equal to the greater of (a) the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units or (b) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Restricted Stock Units. The Purchase Price shall be payable in a form described in Section 11 or, in the discretion of the Committee, in consideration for past or future Services rendered to the Company or an Affiliate.
9.8    Delivery of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the Award Agreement, a book-entry or direct registration (including transaction advices) or a stock certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.8, be issued, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit once the share of Stock represented by the Restricted Stock Unit has been issued in accordance with this Section 9.8.

10	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at par value or such other higher Purchase Price determined by the Board) an Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”), which Awards shall be deducted from the 5% limitation set forth in Section 6.6. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past Service and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

11	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1    General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock or vested Restricted Stock Units shall be made in cash or in cash equivalents acceptable to the Company.
11.2    Surrender of Shares of Stock.

To the extent provided in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock or vested Restricted Stock Units may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.
11.3    Cashless Exercise.

With respect to an Option only, to the extent permitted by Applicable Law and to the extent provided in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and/or any withholding taxes described in Section 16.3.
11.4    Other Forms of Payment.

To the extent provided in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock or vested Restricted Stock Units may be made in any other form that is consistent with Applicable Law, including, without limitation, (a) with respect to Restricted Stock and vested Restricted Stock Units only, Service rendered or to be rendered by the Grantee thereof to the Company or an Affiliate and (b) with the consent of the Company, by withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price or Purchase Price and/or any withholding taxes described in Section 16.3.

12	TERMS AND CONDITIONS OF PERFORMANCE STOCK, PERFORMANCE STOCK UNITS, PERFORMANCE AWARDS, AND CASH INCENTIVE AWARDS

12.1    Grant of Performance Stock Units/Performance Stock.

Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Stock Units and/or Performance Stock to Grantees in such amounts and upon such terms as the Committee shall determine.

12.2    Value of Performance Stock Units/Performance Stock.

Each Performance Stock Unit and share of Performance Stock shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee as of the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Stock Units/Performance Stock that will be earned by the Grantee.
12.3    Earning of Performance Stock Units/Performance Stock.

Subject to the terms of this Plan, after completion of the applicable Performance Period, the Committee shall determine the extent to which the corresponding performance goals have been achieved, which will in turn determine the value and/or number of Performance Stock Units/Performance Stock earned by the Grantee.
12.4    Form and Timing of Payment of Performance Stock Units/Performance Stock.

Payment of earned Performance Stock Units/Performance Stock shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Stock Units/Performance Stock in the form of cash, shares of Stock, or a combination thereof equal to the value of the earned Performance Stock Units/Performance Stock at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Performance Stock Units/Performance Stock may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. Notwithstanding any provision of the Plan to the contrary, unless specifically provided in the Award Agreement, the payment shall occur no later than the 15th day of the third month following the end of the calendar year in which the Performance Period ends.
12.5    Performance Awards or Cash Incentive Awards Granted to Designated Covered Employees.

Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards. If and to the extent that the Committee determines that any Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as Performance-Based Compensation, the grant, exercise, and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 12.5.
(a)    Performance Goals Generally.

The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 12.5. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the Performance-Based Conditions set forth on Exhibit A.
Any Performance-Based Conditions may be used to measure the performance of the Company, a Subsidiary, and/or an Affiliate as a whole or any business unit, operating segment, or functional unit of the Company, Subsidiary, and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the Performance-Based Conditions set forth on Exhibit A as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance-Based Conditions set forth in Exhibit A as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 12.
(b)    Timing For Establishing Performance Goals.

Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any Performance Period applicable to such Awards and (ii) the day on which 25% of any Performance Period applicable to such Awards has expired, or at such other date as may be required or permitted for Performance-Based Compensation.
(c)    Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Stock, other Awards, or other property, in the discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance Award or Cash Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of Awards.
(d)    Evaluation of Performance.

Unless otherwise provided in an Award Agreement, in evaluating performance against a performance goal the Committee shall have the discretion to include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments, or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) impact of shares of Stock purchased through share repurchase programs; (i) tax valuation allowance reversals; (j) impairment expense; and (k) environmental expense. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.
(e)    Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.
(f)    Committee Discretion.

In the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and may establish performance requirements based on Performance-Based Conditions other than those set forth in Exhibit A.
12.6    Status of Awards under Code Section 162(m).

It is the intent of the Company that Awards under Section 12.5 granted to persons who are designated by the Committee as likely to be Covered Employees shall, if so designated by the Committee, constitute qualified Performance-Based Compensation within the meaning of Section 162(m) of the Code. Accordingly, the terms of Section 12.5, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

13	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual” (as defined in Section 280G(c) of the Code), any Award held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable, vested, or payable (a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (a “Parachute Payment”) and (b) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (b) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

14	REQUIREMENTS OF LAW

14.1    General.

The Company shall not be required to offer, sell, or issue any shares of Stock under any Award if the offer, sale, or issuance of such shares of Stock would constitute a violation by the Grantee, any other individual holding an Award, or the Company of any provision of the Company’s certificate of incorporation or by-laws or of Applicable Law, including, without limitation, any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any stock exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, sale, issuance, or purchase of shares hereunder, no shares of Stock may be offered, sold, or issued to the Grantee or any other individual holding an Award unless such listing, registration, qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to offer, sell, or issue such shares of Stock unless the Board has received evidence satisfactory to it that the Grantee or any other individual holding an Award may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination by the Board in connection with the foregoing shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with Applicable Law. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock covered by such Option or SAR are registered or are exempt from registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
14.2    Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, such provision or action shall be deemed inoperative to the extent permitted by Applicable Law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

15	EFFECT OF CHANGES IN CAPITALIZATION

15.1    Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the Authorized Share Amount, the individual limits set forth in Section 6.3, and the 5% limit set forth in Section 6.6 shall be adjusted proportionately and accordingly by the Board. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly by the Board so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, of the Company) without receipt of consideration by the Company, the Board shall, in such manner as the Board deems appropriate, adjust (a) the number and kind of shares subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Exercise Price of outstanding Stock Appreciation Rights to reflect such distribution.
15.2    Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.

Subject to Section 15.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share of any outstanding Option or SAR so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares of Stock remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger, or consolidation. In addition, in the event of a transaction described in this Section 15.2, Performance-Based Awards shall be adjusted, including any adjustment to the Performance Measures applicable to such Awards, as deemed appropriate by the Board.

15.3    Corporate Transaction in which Awards are not Assumed.

Except as otherwise provided in an Award Agreement or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which Awards are not being assumed, substituted, or continued:
(a)    Except for Performance-Based Awards, all outstanding shares of Restricted Stock shall be deemed to have vested, and all Restricted Stock Units shall be deemed to have vested and the shares of Stock or cash subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction.

(b)    Either or both of the following two actions shall be taken:

(i)fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, and/or

(ii)the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Restricted Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Restricted Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Options or SARs.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Board shall send notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.
(c)    For Performance-Based Awards, actual performance to date shall be determined as of a date reasonably proximal to the date of consummation of the Corporate Transaction as determined by the Board, in its sole discretion, and that level of performance thus determined shall be treated as achieved immediately prior to occurrence of the Corporate Transaction. For purposes of the preceding sentence, if, based on the discretion of the Board, actual performance is not determinable, the Performance-Based Awards shall be treated as though target performance has been achieved. After application of this Section 15.3(c), if any Awards arise from application of this Section 15.3, such Awards shall be settled under the applicable provision of Section 15.3(b).

15.4    Corporate Transaction in which Awards are Assumed.

Except as otherwise provided in an Award Agreement or as otherwise set forth in writing, upon the occurrence of a Corporate Transaction in which Awards are being assumed, substituted, or continued:
The Plan and Awards theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Awards theretofore granted, or for the substitution for such Awards for new stock options, stock appreciation rights, restricted stock, restricted stock units, or dividend equivalent rights relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices.

15.5    Adjustments.

Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board may provide in the Award Agreements as of the Grant Date, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 15.1, 15.2, 15.3 and 15.4. This Section 15 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Corporate Transactions.
15.6    No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.

16	GENERAL PROVISIONS

16.1    Disclaimer of Rights.

No provision in the Plan, any Award, or any Award Agreement shall be construed (a) to confer upon any individual the right to remain in the Service of the Company or an Affiliate, (b) to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or (c) to terminate any Service or other relationship between any individual and the Company or an Affiliate. In addition, notwithstanding any provision of the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
16.2    Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its sole discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.
16.3    Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or otherwise pursuant to any Award.
At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or an Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. The Company may recover such payments in any form reasonably determined by the Committee, including, without limitation, withholding shares of Stock issuable to the Grantee, forfeiture of shares of Stock issuable to the Grantee, or recovery of the proceeds of a directed sale of shares of Stock issuable to the Grantee.

Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such minimum required statutory withholding tax obligations, in whole or in part, (a) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or an Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 16.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
The Board has full discretion to allow Grantees to satisfy, in whole or in part, any additional income, employment, and/or other applicable taxes payable by them with respect to an Award by electing to have the Company or an Affiliate withhold from the shares of Stock otherwise issuable or deliverable to, or that would otherwise be retained by, a Grantee upon the grant, exercise, vesting, or settlement of the Award, as applicable, shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Grantee’s relevant tax jurisdictions).
16.4    Captions.

The use of captions in this Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
16.5    Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.
16.6    Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
16.7    Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
16.8    Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
16.9    Section 409A of the Code.

The Board intends to comply with Section 409A of the Code, or an exemption to Section 409A of the Code, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A of the Code as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

*    *    *

To record adoption of the Plan by the Board as of December 7, 2016, and approval of the Plan by the Company’s stockholders on March 23, 2017, the Company has caused its authorized officer to execute the Plan.

CIENA CORPORATION

By:	/S/ David M. Rothenstein
Name:	David M. Rothenstein
Title:	Senior Vice President and General Counsel

Date:	March 23, 2017

Exhibit A
Performance-Based Conditions
The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance-Based Conditions, with or without adjustments (including pro forma adjustments):
(i)    net earnings or net income;

(ii)    operating earnings;

(iii)    pretax earnings;

(iv)    earnings (or loss) per share;

(v)    share price, including growth measures and total stockholder return, and appreciation in and/or maintenance of the price of the shares of Stock or any publicly traded securities of the Company;

(vi)    earnings (or losses), including earnings or losses before taxes, earnings (or losses) before interest and taxes, earnings (or losses) before interest, taxes, and depreciation, earnings (or losses) before interest, taxes, depreciation, and amortization, or earnings (or losses) before interest, taxes, depreciation, amortization, and stock-based compensation, and other similar adjustments to earnings (or losses);

(vii)    bookings, orders, sales, or revenue, or growth in these measures, whether in general, by type of product or product line, by service, or by customer or type of customer;

(viii)    net income (or loss) before or after taxes and before or after allocation of corporate overhead and bonus;

(ix)    gross or operating margins;

(x)    gross profit;

(xi)    return measures, including return on assets, capital, investment, equity, sales, or revenue;

(xii)    cash flow, including operating cash flow, free cash flow, cash flow return on equity, cash flow return on investment, and cash flow per share;

(xiii)    productivity ratios;

(xiv)    expense targets or improvement in or attainment of expense levels or cost reductions;

(xv)    market share;

(xvi)    financial ratios as provided in credit agreements of the Company and its subsidiaries;

(xvii)    working capital targets;

(xviii)    cash or equivalents at the end of the fiscal year or fiscal quarter;

(xix)    implementation, completion, or attainment of measurable objectives with respect to research, development, products, or projects, recruiting and maintaining personnel, and strategic or operational objectives;

(xx)    completion of acquisitions of businesses or companies;

(xxi)    completion of divestitures and asset sales; and

(xxii)    any combination of any of the foregoing business criteria.